UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2016 (April 1, 2016)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) (1) On March 25, 2016, the Compensation Committee of the Board of Directors of the Company deemed it appropriate that the Employer and Latosha M. Frye, Executive Vice President and Chief Financial Officer of the Employer enter into a new employment agreement effective as of April 1, 2016. The terms of Ms. Frye’s new employment agreement remain essentially the same to Ms. Frye’s employment agreement filed on a Form 8-K with the Securities and Exchange Commission on January 4, 2016, except Ms. Frye’s base salary has been adjusted to $197,003, which was Ms. Frye's base salary effective April 1, 2016 and the agreement provides for an increase in the annual contribution to the Employer’s supplemental executive retirement plan equal to ten percent of her base salary, up from five percent of her base salary in the previous contract. The new employment agreement has an initial term ending on December 31, 2016, which term will be automatically extended for additional one-year terms unless at least 90 days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

April 6, 2016	By:	/s/ Michael Martin
Name: Michael Martin
Title: EVP, General Counsel & Corporate Secretary